Exhibit 10.18

                             COST SHARING AGREEMENT


         THIS AGREEMENT is entered into on this 1st day of Jan 1998, by and between Hosokawa Micron Corporation, a Japanese corporation, with offices at 5-14, 2-chome, Kawaramachi, Chuo-ku Osaka 541, Japan ("HMC") and Hosokawa Micron International, Inc., a Delaware, United States corporation, with offices at 780 Third Avenue, New York, New York 10017 ("HMII").

                                   WITNESSETH:

         WHEREAS, HMC and HMII are engaged directly and through a number of subsidiaries in the business of designing, engineering, manufacturing, and marketing powder and particle processing equipment, systems and technologies;

         WHEREAS, the powder and particle processing industry is extremely competitive on a worldwide basis, so that it is imperative that HMC and HMII be in the forefront of the acquisition and development of new ideas, products and technologies in this business;

         WHEREAS, HMC and HMII have, do and are conducting extensive research and development in the areas of powder and particle technology;

         WHEREAS, HMC AND HMII desire to develop new and improved technologies, products, systems and processes for application in powder and particle processing equipment and systems and technologies offered and manufactured by HMC and HMII, and to share the costs, risks and benefits of such development;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1. AFFILIATES(S). "Affiliate(s)" shall mean any entity that is directly or indirectly

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50 percent or more owned by a party to this Agreement.

     SECTION 1.2. CONFIDENTIAL MATTERS. "Confidential Matters" is as defined in Paragraph 5.2 of this Agreement.

     SECTION 1.3. DEVELOPED INTANGIBLE PROPERTY. "Developed Intangible Property" shall mean Intangible Property developed as part of the Research Program under this Agreement.

     SECTION 1.4. IMPROVEMENTS. "Improvements" shall mean, any and all findings, discoveries, inventions, additions, modifications, formulations, or changes made during the term of this Agreement that relate to Intangible Property, Developed Intangible Property, Know-How, or Product.

     SECTION 1.5. INTANGIBLE PROPERTY. "Intangible Property" shall mean and include any and all patents and similar industrial property rights, copyrights, process technology, inventions, computer programs, enhancements, updates, improvements, translations, adaptations, secret and confidential Know-How, information, data, specifications, designs, manufacturing techniques and descriptions, or other intangible property.

     SECTION 1.6. KNOW-HOW. "Know-How" shall mean any and all technical information generated during the term of this Agreement that relates to Product or Improvements and shall include, without limitation, all manufacturing data and any other information relating to Products or Improvements and useful for the development, manufacture, or effectiveness of Product.

     SECTION 1.7. PRODUCT. "Product" shall mean equipment, systems, components and processes developed under this Agreement.

     SECTION 1.8. RESEARCH COMMITTEE. "Research Committee" shall mean the Committee composed of two representatives from HMC and two representatives from HMII that shall have responsibility for making determinations relating to this Agreement and the Research Program.



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     SECTION 1.9. TERRITORY. "Territory" shall mean the geographic area of:
Japan for HMC; and North, Central and South America, Europe, Australia, New Zealand, South Africa, India and all Asian countries west of India for HMII.

     SECTION 1.10. THIRD PARTY OR THIRD PARTIES. "Third Party" or "Third Parties" shall mean any entity other than a party to this Agreement or an Affiliate.

                                   ARTICLE II
                                      TERM

     SECTION 2.1. TERM. The term of this Agreement shall be for a period of 5 years from January 1, 1998, or for so long as a Research Project is in existence, whichever is later, unless terminated earlier as provided in Article VII of this Agreement.

                                  ARTICLE III
                                RESEARCH PROGRAM

     SECTION 3.1. RESEARCH PROGRAM. The Research Program is research and development activity performed by HMC or HMII or an affiliate of either party, or performed by Third Parties and funded by HMC or HMII or an affiliate of either, including, without limitation, (a) basic research, (b) product specific development, and (c) improvements to Products or systems or processes, relating to projects previously funded by the Research Program. A list of the most important projects included in the Research Program is attached as Exhibit A to this Agreement. Projects specifically excluded from the Research Program are listed in Exhibit B to this Agreement. Research activity which is not listed in Exhibit A but not excluded in Exhibit B shall be included in the Research Program. Exhibits A and B shall be updated no less frequently than semi-annually as of October 1st and April 1st of each year.


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     SECTION 3.2. ACQUIRED PRODUCTS OR PROJECTS. A product or project may be added to the Research Program on the acquisition of the product or a portion thereof by purchase, license, or otherwise.

     SECTION 3.3. RESEARCH PROGRAM AND BUDGET.

     a. The Research Committee shall prepare an annual operating plan, which shall set forth in detail:

          i)   Objectives to be accomplished during such year;

          ii)  Costs expected to be incurred for the year;

          iii) Projected future operations and objectives:

          iv) The nature of the research and development work that needs to be completed by one or both parties in order to achieve the purposes of this Agreement, and

          v) Projects to be included in the annual operating plan ("Project" or "Projects"). Each Project shall separately identify the nature of the work to be performed by each party, the particular use to which the work is expected to be put, and the total cost of such work and an estimate of the date by which such work is to be completed.

     b. The parties shall perform the work specified for each Project. Each party convenants with the other that all such work will be performed as specified in the Project, and that each will cause such work to be performed by its employees or contractors utilizing the level of skill, care, and diligence as is exercised by its respective employees in their own internal projects of the same or similar nature.

     c. Each party shall be reimbursed for its total development costs incurred in such work in accordance with the terms of this Agreement. The total development costs shall include all of the direct costs incurred by the party related to the Project, and the indirect costs necessary to maintain the Projects. Indirect costs shall mean the allocable portion of overhead expenses attributable to the Projects according to generally accepted accounting


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principles.

SECTION 3.4. COST SHARING

a. COST SHARE. HMC and HMII shall be responsible for its proportional share of the costs of each Project for each year in which this Agreement is effective, as defined in Subparagraph (b) of this Section.

b. PROPORTIONAL SHARE. The HMC proportional share for a year shall be determined by taking the Net Sales (as defined below) sold by HMC and its affiliates over the Net Sales sold by HMC and HMII and all of their affiliates for the preceding fiscal year ended September 30th. The HMII proportional share for a year shall be determined by taking the Net Sales sold by HMII and its affiliates over the Net Sales sold by HMC and HMII and all of their affiliates for the preceding fiscal year ended September 30th. For the purposes of this Section, "Net Sales" shall mean the net sales of powder and particle processing product line products and technologies, excluding the following:

          i) Sales of products and technologies that are currently licensed between HMC and HMII and all of their affiliates; and

          ii) Inter-company sales between HMC and HMII and all of their affiliates.

     c. ACCOUNTING. Each party shall provide the other with detailed documents supporting their Net Sales (as defined in Section 3.4 b) and their actual Research Program costs incurred (as defined in Section 3.3 c.)

     SECTION 3.5. REIMBURSEMENT. Upon receipt of the detailed documentation supporting the Net Sales and the actual Research Program costs incurred by the other party the Chief Financial Officers of the party will:

     a. Confirm the calculation of the other party's proportional share of the costs of the Research Program,

     b. Monitor that the actual costs incurred by the other party are in line with the budgeted costs set forth in the annual operating plan (as described in Section 3.3),

     c. Compare the actual costs incurred by the other party to their proportional share of the costs,

     d. Reimburse and/or charge the other party for the amount of costs they have either over or under incurred as compared to their proportional share, and

     e. Reimbursement shall be made within 60 days of notification by the other party.

     f. If the Chief Financial Officer of a party does not dispute the other party's computation of the proportional share of costs within 12 months of receipt of such calculation, the calculation will be deemed final.

                                   ARTICLE IV
                       OWNERSHIP OF DEVELOPED INTANGIBLES

     SECTION 4.1. LEGAL TITLE. Legal title to Developed Intangible Property shall be in the name of the party that has responsibility for a given Territory.

     SECTION 4.2. BENEFICIAL RIGHTS. HMC and HMII shall have the exclusive right to use, license and assign the Developed Intangible Property for manufacturing, marketing, and other purposes in its Territory, except as otherwise provided in this Agreement.

                                    ARTICLE V
             EXCHANGE OF INFORMATION, CONFIDENTIALITY, AND TRANSFER

     SECTION 5.1. KNOW-HOW AND IMPROVEMENTS. During the term of this Agreement, each party shall promptly disclose to the other party its Know-How and inform the other party of any information that it obtains or develops regarding Product and Improvements.

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     SECTION 5.2. CONFIDENTIALITY. During the Term of this Agreement, and for a period of 5 years from the date of expiration or termination of this Agreement, each party shall treat this Agreement, Know-How, Intangible Property, Improvements, and all information that it receives from the other party (collectively, the "Confidential Matters") as confidential and shall not disclose or use such Confidential Matters without the prior written consent of such other party. Nothing in this Agreement shall prevent the disclosure by a party to this Agreement or its employees of confidential information that:

    a. Prior to the transmittal thereof to the party was of general public knowledge;

    b. Becomes, subsequent to the time of transmittal to the party, a matter of general public knowledge otherwise than as a consequence of a breach by the party of any obligation under this Agreement;

    c.   Is made public by the disclosing party;

    d. Was in the possession of a party in documentary form prior to the time of disclosure thereof to it by the disclosing party, and was held by the party free of any obligation of confidence; or

    e. Is received in good faith from a Third Party having the right to disclose it.

                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 6.1. PRODUCT LIABILITY CLAIMS. The manufacturing party shall save, hold harmless, and defend the other party from and against any loss, cost, or expense, including reasonable attorney's fees, on account of or resulting from any claim or action for product liability with respect to Developed Intangible Property, Intangible Property, or other Confidential Matters owned, developed, or held by such party. The manufacturing party shall defend any such claim or action at its own expense provided that the other party cooperates with the manufacturing party in defending any such claim or action.

     SECTION 6.2. INTELLECTUAL PROPERTY CLAIMS. The developing party shall save, hold harmless and defend the other party from and against any loss, cost, or expense, including reasonable attorney's fees, on account of or resulting from any claim or action for infringement of any existing or future patent, or misappropriation of any trade secret or other intellectual property right with respect to Developed Intangible Property, Intangible Property, or other Confidential Matters owned, developed, or held by such party. The developing party shall defend any such claim or action at its own expense provided that the other party promptly notifies the developing party upon learning of any such claim or action and cooperates with the developing party in defending any such claim or action.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1. TERMINATION BY CONSENT. This Agreement may be terminated at any time by the unanimous written consent of the parties.

     SECTION 7.2. TERMINATION FOR OTHER REASONS. This Agreement shall terminate on the occurrence of any of the following terms:

     a. The transfer of a substantial portion of the stock or assets of a party.

     b. The default of a party with respect to any of its obligations under this Agreement, and its failure to cure any such default within 30 days following the date of notice to it from the other party identifying such default.

     c. Any  act,  determination,   filing,  judgment,   declaration,   notice,
        appointment of receiver or trustee, failure to pay debts, or other events under any law applicable to a party indicating the insolvency or bankruptcy of the party.

     d. The taking of any extraordinary governmental action, including, without limitation, seizure or nationalization of assets, stock or other property relating to a party.

     SECTION 7.3. EFFECT OF TERMINATION OF THIS AGREEMENT. In the event of a termination of this Agreement, the parties shall determine a winding-up procedure that will have the effect of allowing each party to continue to enjoy the rights granted to it hereunder with respect to Know-How, Improvements, and Confidential Matter that might be in progress, relating to incomplete Research Projects as of the effective date of such termination of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.1. NOTICES. Any notice required to be sent hereunder will be deemed delivered five ( 5) days after the date mailed or otherwise dispatched in the mail, postage prepaid, by registered, express or certified mail, return receipt requested, or by a recognized private courier, to any party at the address listed above, or such other address of which any party may so notify the other. Notice will also be deemed given on the date notice is faxed to the other party.

     SECTION 8.2. FORCE MAJEURE. If, by reason of acts of God, natural events, accidents, war, government controls or any cause beyond control of any party, performance is prevented, then in such event performance by all parties hereunder shall be excused or deferred, as appropriate, until the effects of such intervening cause have ended. A party has the right to terminate if a Force Majeure event remains if effect for more than ninety (90) days.

     SECTION 8.3. ASSIGNMENT. This Agreement may not be assigned in whole or in part by either party without the written consent of the other party, which such consent should not be unreasonably withheld.

     SECTION 8.4. ENTIRE AGREEMENT; AMENDMENT: This Agreement states the entire agreement between the parties. No modification or amendment of this Agreement shall be made except by an instrument in writing signed by all parties.

     SECTION 8.5. REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

     SECTION 8.6. FURTHER ASSURANCES. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

     SECTION 8.7. NO WAIVER. The failure of any party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

     SECTION 8.8. CAPTIONS. Captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

     SECTION 8.9. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

     SECTION 8.10 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States.

     SECTION 8.11 SEVERABILITY. In the event any provision, clause or obligation stated herein is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof.

     SECTION 8.12. COSTS AND EXPENSES. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their duly authorized officers.

Hosokawa Micron Corporation

/s/ Yoshio Hosokawa
------------------------------------
[SIGNATURE]

[NAME AND TITLE]
YOSHIO HOSOKAWA, PRESIDENT


Hosokawa Micron International, Inc.

/s/ Isao Sato
------------------------------------
[SIGNATURE]
[NAME AND TITLE]
ISAO SATO, PRESIDENT



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                                   EXHIBIT A

                                RESEARCH PROJECTS

                                    EXHIBIT B

                           EXCLUDED RESEARCH PROJECTS